Exhibit 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference to the Registration Statements on Form S-8, file number 333- 87807, 333-87809, 333-87811, 333-87813 and 333-87827, of our report dated July 30, 1999, on the consolidated financial statements of Montgomery Financial Corporation, Crawfordsville, Indiana, which report is incorporated by reference in the Annual Report on Form 10-K of Montgomery Financial Corporation, Crawfordsville, Indiana.



/s/ Olive LLP
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Olive LLP

Indianapolis, IN
September 27, 1999